CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 30, 2017

(Date of earliest event reported)

OurPet’s Company
(Exact name of registrant as specified in its charter)

Colorado	001-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 East Street, Fairport Harbor, OH (Address of principal executive offices)	44077 (Zip Code)

(440) 354-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, OurPet’s Company (the “Company”) and three of its wholly-owned subsidiaries, SMP Company, Incorporated, Virtu Company and OurPet’s DISC, Inc. (together with the Company, the “Borrowers”), entered into a loan and security agreement (the “loan agreement”) with the Huntington National Bank (the “Bank”). The loan agreement replaces the Company’s existing loan agreement with the Bank, increases the Company’s current revolving credit facility from $5.0 million to $6.0 million (the “line of credit”), and provides for a new $1.0 million term loan (the “new term loan”). The Company has an existing $1.0 million term loan with the Bank that remains unchanged. The line of credit is due October 31, 2020 and is evidenced by an amended and restated revolving promissory note. The new term loan will be repaid in monthly installments with the final payment due October 31, 2020 and is evidenced by a promissory term note. The line of credit and new term loan incur variable interest on a grid structure based on the Company’s leverage ratio (funded senior debt to EBITDA) and the London Interbank Offered Rate (LIBOR). The line of credit and new term loan are secured by all of the Borrowers’ assets.

The loan agreement requires the Company to maintain compliance with a number of covenants, including maintaining a minimum fixed charge coverage ratio of 1.15:1 measured on a trailing 12 month basis, and a leverage ratio (funded senior debt to EBITDA) of a maximum of 2.75:1 for the first 12 months, then reducing to a maximum of 2.5:1. The loan agreement eliminates the tangible net worth requirements and any restrictions on capital expenditures previously imposed by the Company’s loan documents.

The loan agreement, revolving promissory note and new term note (collectively, the “loan documents”) are subject to other customary loan covenants and default provisions. The description of the loan documents contained in this current report is not complete and is qualified in its entirety by reference to each of the loan documents, which are attached to this current report as Exhibits 10. 1, 10.2 and 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures included under Item 1.01 of this Current Report on Form 8-K are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement dated November 30, 2017, by and among the Huntington National Bank, as lender, and OurPet’s Company, SMP Company, Incorporated, Virtu Company and OurPet’s DISC, Inc., as borrowers

10.2	Amended and Restated Revolving Promissary Note in the original principal amount of $6,000,000 dated November 30, 2017, issued by OurPet’s Company, SMP Company, Incorporated, Virtu Company and OurPet’s DISC, Inc. to the Huntington National Bank

10.3	Promissary Term Note in the original principal amount of $1,000,000 dated November 30, 2017, issued by OurPet’s Company, SMP Company, Incorporated, Virtu Company and OurPet’s DISC, Inc. to the Huntington National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: December 6, 2017

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